UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BEARING MINERAL EXPLORATION, INC.
(Exact name of registrant as specified in its charter.)

Nevada (State of incorporation of organization)	98-0585718 (I.R.S. Employer Identification Number)

92 Wishing Well Drive
Toronto, Ontario
CANADA
M1T 1J4
 (Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Not Applicable	Name of each exchange of which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.
[    ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.
[ x ]

Securities Act registration statement file number to which this form relates: No.  333-156368

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001
(Title of Class)

Item 1.                      Description of Registrant’s Securities to be Registered

The description of securities of the Registrant is set forth under the caption “Description of Securities” in Registrant’s Registration Statement on Form S-1 (File No. 333-156368), as originally filed with the Securities and Exchange Commission on December 19, 2008 or as subsequently amended, and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.                      Exhibits

The following Exhibits are incorporated herein by reference from the Registrant’s Form S-1 Registration Statement as originally filed with the Securities and Exchange Commission, SEC File No. 333-156368 on December 19, 2008 or as subsequently amended.  Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No. 3.1 3.2 4.1 5.1 10.1 23.1 23.2
Document Description

Articles of Incorporation
Bylaws
Specimen Stock Certificate
Opinion of the Law Office of Conrad C. Lysiak, PS regarding the legality of the securities being registered
Declaration of Trust of Gerhard Schlombs
Consent of Malone & Bailey, P.C., Independent Public Accountants
Consent of Conrad C. Lysiak, Esq.

SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BEARING MINERAL EXPLORATION, INC.
(Registrant)

By:	GERHARD SCHLOMBS
Gerhard Schlombs, President, Principal
Executive Officer, Chief Financial
Officer and member of the Board of
Directors

Date:	January 26, 2010